Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (this “Assignment Agreement”), dated as of July 31 2007, between HSBC Bank, National Association, (the “Assignor”), HSI Asset Securitization Corporation, (the “Assignee”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), Deutsche Bank National Trust Company (the “Trustee”) not individually buy solely as trustee on behalf of the HSI Asset Loan Obligation Trust 2007-AR2 (the “Trust”) and American Mortgage Network, Inc. (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”); and (b) the Seller’s Purchase and Warranties Agreement dated as of June 1, 2007, but only to the extent of the Mortgage Loans (the “Purchase Agreement”). For purposes of this Assignment Agreement, the term “Purchase Agreement” includes any separate Assignment and Conveyance pursuant to which Seller and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Seller’s Purchase and Warranties Agreement dated as of June 1, 2007.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

2. Each of the Seller and the Assignor represent and warrant to the Assignee that (a) the copy of the Purchase Agreement, attached hereto as Exhibit B, provided to the Assignee, is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement is in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Purchase Agreement contains all of the terms and conditions governing the sale of the Mortgage Loans by Seller to Assignor and the purchase of the Mortgage Loans by Assignor from Seller; provided, however, that the date of purchase and sale and the amount of payment for the Mortgage Loans may be set out in a Confirmation Letter, as defined in the Purchase Agreement, and (e) Seller sold, conveyed and transferred each Mortgage Loan to Assignor pursuant to the Purchase Agreement.

3. The Assignor warrants and represents to, and covenants with, the Assignee, the Trustee, the Master Servicer and the Seller that:

As of the date hereof, the Assignor is not in default under the Purchase Agreement

The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Mortgage Loans;

The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

4. The Assignee warrants and represents to, and covenants with, the Assignor, the Master Servicer, the Trustee and the Seller that:

The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

5. The Seller warrants and represents to, and covenants with, the Assignor, the Master Servicer, the Trustee and the Assignee that:

The Seller is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

As of the date hereof, the Seller is not in default under the Purchase Agreement; and

No event has occurred or has failed to occur, during the period commencing on date on which Assignor acquired the Mortgage Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.01 or Section 3.02 of the Purchase Agreement untrue if such representations and warranties were made with respect to the Mortgage Loans effective as of the date hereof.

6. From and after the date hereof, the Seller shall recognize the Assignee as the owner of the Mortgage Loans, and shall look solely to the Assignee for performance from and after the date hereof of the Assignor’s obligations with respect to the Mortgage Loans. The Assignee shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Seller thereunder insofar as they relate to the Mortgage Loans, and all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Seller) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Assignee. Neither the Seller nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Seller’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Assignee.

7. Notwithstanding any term hereof to the contrary, the execution and delivery of this AAR Agreement by the Trustee is solely in its capacity as trustee for the Trust and not individually, and any recourse against the Trustee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of the Trust. It is expressly understood and agreed by the parties hereto that (i) this AAR Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee on behalf of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements by the Assignee is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust (including, but not limited to, any amounts to be paid under the Purchase Agreement), or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this AAR Agreement, the Pooling Agreement or any related document.

8. Notice Addresses.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

HSI Asset Securitization Corporation
Re: HALO 2007-AR2
452 Fifth Avenue
New York, New York 10018
Attention: ABS/MBS Structured Finance

The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

HSBC Bank USA, National Association
Re: HALO 2007-AR2
452 Fifth Avenue
New York, New York 10018
Attention: ABS/MBS Structured Finance

The Seller’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

American Mortgage Network, Inc.
10421 Wateridge Circle
San Diego, CA 92121
Attention: Capital Markets
Facsimile: 858-9091389

The Master Servicer’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road,
Columbia, Maryland 21045
Attention: Client Manager - HALO 2007-AR2

The Trustee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

Deutsche Bank National Trust Company
1761 St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - HB07L2

9. This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

10. This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

11. No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

12. This Assignment Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement by the Assignor.

13. Notwithstanding the assignment of the Purchase Agreement by either the Assignor or Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

14. For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Assignor

By:	/s/ Timothy Heller
Name: Timothy Heller
Title: Officer #15568

HSI ASSET SECURITIZATION CORPORATION, as Assignee

By:	/s/ Andrea Lenox
Name: Andrea Lenox
Title: Vice President

AMERICAN MORTGAGE NETWORK, INC., as Seller

By:	/s/ Anna M. Martinez
Name: Anna M. Martinez
Title: Sr. Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

On file with HSBC

EXHIBIT B

PURCHASE AGREEMENT

On file with HSBC

Execution Version

HSBC BANK USA, NATIONAL ASSOCIATION

Initial Purchaser

AMERICAN MORTGAGE NETWORK, INC.,
d/b/a VERTICE

Seller

SELLER’S PURCHASE AND WARRANTIES AGREEMENT

Dated as of June 1, 2007

TABLE OF CONTENTS
		Page
ARTICLE I	DEFINITIONS	1
Section 1.01	Defined Terms	1

ARTICLE II	INTERIM SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS	18
Section 2.01	Agreement to Purchase	18
Section 2.02	Purchase Price	18
Section 2.03	Servicing of Mortgage Loans	19
Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files	19
Section 2.05	Books and Records	20
Section 2.06	Transfer of Mortgage Loans	20
Section 2.07	Delivery of Mortgage Loan Documents; Due Diligence	21
Section 2.08	Expenses	22
Section 2.09	Quality Control Procedures	22
Section 2.10	Closing	23

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS	25
Section 3.01	Representations and Warranties of the Seller	25
Section 3.02	Representations and Warranties as to Individual Mortgage Loans	28
Section 3.03	Repurchase; Substitution	44

ARTICLE IV	THE SELLER	47
Section 4.01	Indemnification; Third Party Claims	47
Section 4.02	Merger or Consolidation of the Seller	47
Section 4.03	Limitation on Liability of the Seller and Others	48

ARTICLE V	MISCELLANEOUS PROVISIONS	50
Section 5.01	[Reserved]	50
Section 5.02	Amendment	50
Section 5.03	Governing Law	50
Section 5.04	Intention of the Parties	50
Section 5.05	Waivers	51
Section 5.06	Notices	51
Section 5.07	Severability of Provisions	52
Section 5.08	Exhibits	52
Section 5.09	General Interpretive Principles	52
Section 5.10	Reproduction of Documents	53
Section 5.11	Confidentiality of Information	53
Section 5.12	Recordation of Assignments of Mortgage	53

i

ii

EXHIBITS

A-1	Contents of Mortgage File
A-2	Contents of Servicing File
D	Form of Assignment, Assumption and Recognition Agreement
E	Form of Assignment and Conveyance
G	Form of Seller’s Officer’s Certificate
H	Form of Opinion of Counsel
I	Form of Indemnification Agreement

iii

This is a Seller’s Purchase and Warranties Agreement, dated as of June 1, 2007, and is executed by and between HSBC Bank USA, National Association, as purchaser (the “Initial Purchaser”), and American Mortgage Network, Inc., d/b/a Vertice, as seller (in such capacity, the “Seller”).

WITNESSETH:

WHEREAS, the Initial Purchaser has heretofore agreed to purchase from the Seller and the Seller has heretofore agreed to sell to the Initial Purchaser certain Mortgage Loans, servicing rights released, including the right to any Prepayment Penalties payable by the related Mortgagors as described herein, pursuant to the terms of a letter agreement by and between the Seller and the Purchaser (the “Confirmation Letter”);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Assignment and Conveyance as Exhibit A thereto. The Mortgage Loans as described herein shall be delivered in groups of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”); and

WHEREAS, the Initial Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself and the Mortgage Loans; and

WHEREAS, the Initial Purchaser and the Seller have agreed that the Seller will (i) service the Mortgage Loans on behalf of the Initial Purchaser for an interim period beginning on the related Closing Date and ending on the related Servicing Transfer Date pursuant to an Interim Servicing Agreement between the parties dated as of June 1, 2007 and (ii) cooperate in the mechanics of the servicing transfer to the Initial Purchaser or its designee at the end of such interim period; and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Initial Purchaser and the Seller agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement or in the Interim Servicing Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides, including future updates, the terms of the Mortgage Loan Documents and all applicable federal, state and local legal and regulatory requirements.

Adjustable Rate Mortgage Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac.

Agreement: This Seller’s Purchase, Warranties and Interim Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Ancillary Fees: Any late payment charges, charges for dishonored checks (NSF fees), pay-off fees, assumption fees, commissions, and administrative fees on insurance and similar fees and charges collected from or assessed against Mortgagors or otherwise collected in connection with the servicing of the Mortgage Loans during the related Interim Servicing Period.

Appraised Value: With respect to any Mortgaged Property and pursuant to the Underwriting Standards, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the underwriting requirements of the originator.

Assignment and Conveyance: As defined in Section 2.03.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MERS Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

Balloon Payment: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the States of California, North Carolina or New York, or (iii) a day on which banks in the States of California, North Carolina or New York are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth in the related Confirmation Letter on which the Initial Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Initial Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 2.10.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to the Appraised Value of the Mortgaged Property.

Commission or SEC: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or a part of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation Letter: As defined in the Recitals to this Agreement which may also be a form of trade execution notice.

Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit Score: With respect to any Mortgage Loan, the statistical credit score obtained by the originator in accordance with the Underwriting Standards in order to assess the borrower’s credit worthiness.

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 2.04 of the Interim Servicing Agreement, which shall be entitled “American Mortgage Network, Inc., in trust for the Purchaser, owner of various whole loan series”. Each Custodial Account shall be an Eligible Account.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: With respect to each Mortgage Loan Package, the first Business Day of the month of the related Closing Date, or as otherwise set forth in the related Confirmation Letter.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

Due Date: With respect to any Mortgage Loan, the day of the month on which the Monthly Payment is due on such Mortgage Loan (including the Balloon Payment with respect to a Balloon Mortgage Loan), exclusive of any days of grace.

Eligible Account: An account established and maintained: (a) within an account with insurance coverage acceptable to the Rating Agencies created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, (b) with the corporate trust department of a financial institution assigned a short-term debt rating of not less than “A-1” by Standard & Poor’s or “P-1” by Moody’s Investors Service, Inc. and, if ownership of the Mortgage Loans is evidenced by mortgaged backed securities, the equivalent ratings of the rating agencies, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Seller and of any creditors or depositors of the institution in which such account is maintained or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (b) or (c) of the preceding sentence, the Seller shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each of the Rating Agencies; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies.

Eligible Investments: Any one or more of the following obligations or securities:

(a) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b)  (i) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(c) repurchase obligations with a term not to exceed thirty (30) days and with respect to (i) any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) described in clause (b)(i) above;

(d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(f) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(g) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (a)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 2.06 of the Interim Servicing Agreement which shall be established as an Eligible Accountwith respect to the related Mortgage Loans.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 5.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 2.12 of the Interim Servicing Agreement.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guides: The Freddie Mac Single-Family Seller/Servicer Guide and all amendments or additions thereto, including, but not limited to, any future updates thereof.

GAAP: Generally accepted accounting principles, consistently applied.

Goodbye Letter: With respect to each Mortgage Loan, the notification to the related Mortgagor of the impending transfer of servicing as described in the Servicing Transfer Instructions.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Purchaser: HSBC Bank USA, National Association, or any successor or assign.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Insurer Letter: With respect to any Mortgage Loan, the notification to each insurer under each insurance policy related to such Mortgage Loan of the impending transfer of servicing, as described in the Servicing Transfer Instructions.

Interest Only Mortgage Loan: A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Servicing Agreement: That certain agreement between Seller and Purchaser referenced above, which will govern the servicing of the Mortgage Loans by Seller during the Interim Servicing Period, if applicable.

Interim Servicing Period: With respect to each Mortgage Loan Package, the period beginning on the related Closing Date and ending on the related Servicing Transfer Date, during which time the Seller shall service the related Mortgage Loans on behalf of the Purchaser.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property..

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.

Master Servicer: With respect to any Securitization Transaction, the “master servicer”, if any, specified by the Purchaser and identified in the related transaction documents.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest (including any Balloon Payment) on such Mortgage Loan pursuant to the terms of the related Mortgage Note and payable by a Mortgagor on each Due Date.

Mortgage: With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File: With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-1 and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation Letter.

Mortgage Interest Rate: As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments (including any Prepayment Penalty), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents contained in a Mortgage File.

Mortgage Loan Package: As defined in the Recitals to this Agreement.

Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Assignment and Conveyance, each such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(1) the Seller’s Mortgage Loan identifying number;

(2) the Mortgagor’s first and last name;

(3) the street address of the Mortgaged Property including the state and zip code;

(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

(5) the number of units and type of Residential Dwelling constituting the Mortgaged Property (e.g., single family, two- to four-family, condominium, etc.);

(6) the original months to maturity and the remaining months to maturity from the related Cut-off Date, in both cases based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(7) the Loan-to-Value Ratio at origination~~;~~

(8) a code indicating whether the Mortgage Loan is a First Lien Mortgage Loan;

(9) the Mortgage Interest Rate at origination and as of the related Cut-off Date;

(10) the Mortgage Loan origination date;

(11) the last Due Date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance;

(12) the stated maturity date of the Mortgage Loan;

(13) the amount of the Monthly Payment at origination and as of the related Cut-off Date;

(14) the original principal amount of the Mortgage Loan;

(15) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date;

(16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(17) a code indicating the documentation style (i.e. full, alternative or reduced);

(18) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan and, if so, the term of the Balloon Mortgage Loan and the amount of the Balloon Payment scheduled to be due at maturity assuming no Principal Prepayments;

(19) the date on which the first Monthly Payment was due and the applicable next Due Date;

(20) a code indicating whether or not the Mortgage Loan is insured as to payment defaults by a Primary Mortgage Insurance Policy, and if so, the insurer;

(21) a code indicating whether or not the Mortgage Loan is the subject of a Prepayment Penalty, and if so, a description of and the terms of such Prepayment Penalty;

(22) the Primary Mortgage Insurance Policy certificate number, if applicable;

(23) the Primary Mortgage Insurance Policy coverage percentage, if applicable;

(24) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan;

(25) a code indicating whether a borrower is a non-resident alien;

(26) the loan type (i.e. fixed, adjustable; 2/28, 3/27, 5/25, etc.);

(27) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency;

(28) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(29) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(30) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(31) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(32) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

(33) with respect to each Adjustable Rate Mortgage Loan, the Index;

(34) a code indicating whether a borrower is in bankruptcy;

(35) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan, and if so, the related MIN;

(36) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan and the term of the interest-only period;

(37) the Mortgage Interest Rate adjustment period;

(38) the Mortgage Interest Rate adjustment percentage;

(39) the Due Date for the first Monthly Payment;

(40) with respect to the related Mortgagor, the debt-to-income ratio, if available;

(41) the Appraised Value of the Mortgaged Property;

(42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; and

With respect to the Mortgage Loans in the aggregate in each Mortgage Loan Package, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date unless otherwise specified:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4) the weighted average original months to maturity of the Mortgage Loans and the weighted average remaining months to maturity of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to each Mortgage Loan, the underlying real property securing repayment of the related Mortgage Note, consisting of a fee simple parcel of real property improved by a Residential Dwelling, the term of which is equal to or longer than the term of such Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Mortgagor Personal Information: Any information, including, but not limited to, all personal information about a Mortgagor or co-Mortgagor that is disclosed to the Seller or the Purchaser by or on behalf of the Mortgagor or co-Mortgagor.

Negative Amortization: With respect to each Negative Amortization Mortgage Loan, that portion of interest accrued at the Mortgage Interest Rate in any month that exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Negative Amortization Mortgage Loan: Each Mortgage Loan that that may be subject to Negative Amortization.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers’ Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Premium Percentage: With respect to any Mortgage Loan, a percentage equal to the excess of the Purchase Price Percentage over 100%.

Prepayment Penalty: With respect to each Mortgage Loan, the amount of any premium or penalty required to be paid by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Primary Mortgage Insurance Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.02(kk) issued by a Qualified Insurer.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchase Price Percentage: The purchase price percentage used in calculating the Purchase Price, as set forth in the related Confirmation Letter.

Purchaser: The Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations thereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns..

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by the Rating Agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s Key Rating Guide with respect to hazard and flood insurance.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the deleted Mortgage Loan as of such date, (vi) have a credit score for the related Mortgagor not lower than that of the Mortgagor under the deleted Mortgage Loan; (vii) conform to each representation and warranty set forth in Subsection 3.02 of this Agreement, (viii) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the deleted Mortgage Loan) and (ix) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agencies: Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., Moody’s Investors Service, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 4.04 hereof.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 4.04 hereof.

Record Date: With respect to each Remittance Date, the last Business Day of the month immediately preceding the month in which such Remittance Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation AB Compliance Addendum: The Regulation AB Compliance Addendum attached hereto as Exhibit J and incorporated herein by reference thereto.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month (or, if such 18th day is not a Business Day, the following Business Day), or such other date as may be specified as such in the related Servicing Agreement.

REO Account: Each separate trust account or accounts created and maintained pursuant to Section 2.14 of the Interim Servicing Agreement which shall be established as an Eligible Account with respect to the related Mortgage Loans.

REO Disposition: The final sale by the Seller of any REO Property.

REO Disposition Proceeds: Amounts received by the Seller in connection with an REO Disposition.

REO Property: A Mortgaged Property acquired by or on behalf of the Purchaser in full or partial satisfaction of the related Mortgage.

Repurchase Price: With respect to any Mortgage Loan for which repurchase is required pursuant to this Agreement due to a breach of a representation or warranty, a price equal to (a) the then outstanding principal balance of the Mortgage Loan to be repurchased as of the repurchase date, plus (b) accrued interest thereon at the Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase, plus (c) the amount of any outstanding advances owed to any servicer, plus (d) all reasonable costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, and plus, in the event a Mortgage Loan is repurchased during the first twelve (12) months following the related Closing Date and has not been placed in a Securitization Transaction, an amount equal to the product of (i) the Premium Percentage, (ii) 12 minus the number of months since the Closing Date, (iii) 1/12 and (iv) the outstanding principal balance of such Mortgage Loan as of the date of such repurchase.

Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securitization Transaction: Any transaction involving either (1) a sale or transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its interim servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and repair of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Seller specifies the Mortgage Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Seller hereunder), (c) the management and liquidation of any REO Property, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Seller with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 7.08 of the Servicing Addendum.

Servicing Fee: With respect to each Mortgage Loan Package, the amount of the fee the Purchaser shall pay to the Seller for servicing the Mortgage Loans during the Interim Servicing Period in accordance with the terms of this Agreement, which shall, with respect to each Mortgage Loan, be equal to the amount set forth in the related Confirmation Letter.

Servicing File: With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-2 and copies of all documents for such Mortgage Loan specified in Exhibit A-1.

Servicing Transfer Date: With respect to each Mortgage Loan Package, the date upon which the Seller’s obligations to service the related Mortgage Loans shall cease. Such date shall occur on the date provided in the related Confirmation Letter and confirmed in the related Assignment and Conveyance.

Servicing Transfer Instructions: The transfer instructions for servicing as described in Exhibit K.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Mortgage Loan and any date of determination, (i) the unpaid principal balance of such Mortgage Loan as of the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Underwriting Standards: As to each Mortgage Loan, the underwriting guidelines of the Seller in effect as of the date of origination of such Mortgage Loan.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II
INTERIM SERVICING OF MORTGAGE LOANS; RECORD TITLE AND
POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL
AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase.

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date, pursuant to this Agreement and the related Confirmation Letter, the Mortgage Loans, including, without limitation, all servicing rights with respect thereto, being sold by the Seller and listed on the related Mortgage Loan Schedule, having an aggregate Stated Principal Balance in an amount as set forth in the related Confirmation Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on such Closing Date. Notwithstanding the foregoing, the parties understand and agree that the responsibilities related to the servicing of the Mortgage Loans shall remain vested in the Seller through the related Servicing Transfer Date. The Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to the Purchaser and its Custodian at least five (5) Business Days prior to such Closing Date

Section 2.02 Purchase Price.

The Purchase Price for the Mortgage Loans in a Mortgage Loan Package shall be equal to the sum of (a) the percentage of par as stated in the related Confirmation Letter (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance of Mortgage Loans as of the related Cut-off Date listed on the related Mortgage Loan Schedule plus (b) accrued interest on the aggregate Stated Principal Balance as of the related Cut-off Date of the related Mortgage Loans at the weighted average Mortgage Interest Rate of such Mortgage Loans from the related Cut-off Date to but not including such Closing Date, net of the Servicing Fee, from the related Cut-off Date to but not including such Closing Date (the “Purchase Price”). If so provided in the related Confirmation Letter, portions of each Mortgage Loan Package shall be priced separately.

The Purchase Price as set forth in the preceding paragraph for the Mortgage Loans in a Mortgage Loan Package shall be paid by the Initial Purchaser to the Seller on the related Closing Date by wire transfer of immediately available funds.

With respect to each Mortgage Loan purchased, the Initial Purchaser shall own and be entitled to receive: (a) all payments and/or recoveries of principal collected after the related Cut-off Date, (b) all payments of interest on such Mortgage Loan net of the related Servicing Fee, and (c) all Prepayment Penalties on the Mortgage Loans collected on or after the Cut-off Date.

For the purposes of this Agreement, if received prior to the related Cut-off Date, payments of scheduled principal and interest prepaid for a Due Date beyond the related Closing Date shall be applied to reduce the Stated Principal Balance of the related Mortgage Loan as of such Closing Date. Such prepaid amounts shall be the property of the Seller.

Section 2.03 Servicing of Mortgage Loans.

On each Closing Date, the Mortgage Loans in the related Mortgage Loan Package will be sold by the Seller to the Initial Purchaser on a servicing released basis upon the execution and delivery of an Assignment and Conveyance in the form attached hereto as Exhibit E (the “Assignment and Conveyance”).

Simultaneously with the execution and delivery of the related Assignment and Conveyance, for each Mortgage Loan Package, the Seller hereby agrees to service the Mortgage Loans listed on the Mortgage Loan Schedule in accordance with the Interim Servicing Agreement during the Interim Servicing Period. The Seller shall transfer servicing of each Mortgage Loan to the Initial Purchaser on the related Servicing Transfer Date, in full compliance with Section 6.01 of the Interim Servicing Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of each Closing Date, the Seller will have sold, transferred, assigned, set over and conveyed to the Initial Purchaser, without recourse but subject to the terms of this Agreement, and the Seller hereby acknowledges that the Initial Purchaser will have, all the right, title and interest of the Seller in and to the Mortgage Loans. In accordance with Section 2.07, the Seller shall deliver at its own expense, the Mortgage Files for the related Mortgage Loans to Initial Purchaser or its designee. The possession of each Servicing File by the Seller is for the sole purpose of servicing the related Mortgage Loan during the related Interim Servicing Period. From each Closing Date, the ownership of each related Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, shall be vested in the Initial Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Initial Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Seller shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Initial Purchaser.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Initial Purchaser or its designee in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Initial Purchaser of such Mortgage Loans. The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the related Interim Servicing Period unless otherwise directed by the Initial Purchaser.

Section 2.05 Books and Records.

The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller and will be reflected on the Initial Purchaser’s balance sheet and other financial statements as a purchase by the Initial Purchaser. The Seller shall maintain a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Initial Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Initial Purchaser or its designee and shall deliver to the Initial Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Seller and periodic inspection reports. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Guides.

Section 2.06 Transfer of Mortgage Loans.

The Seller shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made by Initial Purchaser unless such transfer is in compliance with the terms of Section 8.13 of the Interim Servicing Agreement. For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a properly executed Assignment, Assumption and Recognition Agreement in the form of Exhibit D with respect to such Mortgage Loan has been delivered to the Seller; provided that, unless otherwise provided in the related Confirmation Letter, in no event shall there be more than three (3) “Purchasers” with respect to any Mortgage Loan Package. Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and, except as otherwise provided herein, the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.07 Delivery of Mortgage Loan Documents; Due Diligence.

The Seller shall deliver and release to the Initial Purchaser’s Custodian the Mortgage Loan Documents no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 180 days from the related Closing Date, deliver such original recorded documents to the Initial Purchaser or its designee (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 180 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall deliver a recording receipt of such recording office, or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such document has been accepted for recording and shall use its best efforts to deliver such document within twelve (12) months of the related Closing Date.

The Seller shall provide to each of the Initial Purchaser and the Custodian a notice containing a list of authorized servicing officers (each, an “Authorized Representative”) for the purpose of giving and receiving notices, requests and instructions and delivering certificates and documents in connection with this Agreement. Such notice shall contain the specimen signature for each Authorized Representative. From time to time, the Seller may, by delivering to the others a revised notice, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current notice until receipt of a superseding notice.

With respect to each Mortgage Loan for which the related Underwriting Standards require a title insurance policy, the Seller shall provide the original policy of title insurance with all applicable endorsements thereto, a title insurance binder, or a copy of the commitment for the issuance of such policy, to the Initial Purchaser or its designee no later than two (2) days prior to the related Closing Date.

With respect to each Mortgage Loan Package, the Initial Purchaser shall be entitled to conduct a due diligence review in order to ensure that the Mortgage Loans included in such Mortgage Loan Package meet the requirements set forth in the related Confirmation Letter and this Agreement. Such due diligence review shall be conducted in accordance with the timetable and any additional terms and conditions set forth in the related Confirmation Letter.

Subject to any contrary provision in the Confirmation Letter, Initial Purchaser shall have the right to reject any Mortgage Loan prior to closing for which the value of the Mortgaged Property pursuant to any BPO, AVM or other indicator of value varies by more than the amount specified in the related Confirmation Letter from the Appraised Value of the Mortgaged Property; provided, however, that Seller shall have the right to dispute the property valuation obtained by Initial Purchaser. In such event, Seller will provide a supplemental property valuation, and Seller and Initial Purchaser agree to discuss in good faith such property valuations and mutually agree to the final determination as to the property value.

If Initial Purchaser after the Closing Date requests a repurchase based on property value, the Initial Purchaser must submit a justification and written request. The Initial Purchaser will be responsible for reconciling its property valuation to the original Appraised Value and submitting the findings to the Seller as part of the repurchase request. Upon receipt of the Initial Purchaser’s demand for repurchase, the Seller will have the right to dispute the Initial Purchaser’s property valuation by providing a supplemental property valuation. Seller and Initial Purchaser agree to discuss in good faith such property valuations and mutually agree to the final determination as to the property value. A current property valuation can only be used for proving a breach under this Agreement related to the Appraised Value or the condition of the property at the time of closing. The Initial Purchaser’s right to demand repurchase based on current property valuation is limited to twelve (12) months after the Closing Date.

Except as provided herein, any review by the Initial Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

To the extent received by it, the Seller shall forward to the Initial Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks after their execution; provided, however, that the Seller shall provide the Initial Purchaser, or its designee, with a copy, certified by the Seller as a true copy, of any such document submitted for recordation within two (2) weeks after its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two (2) weeks of its return from the appropriate public recording office.

In the event the Seller does not comply with the delivery requirements set forth in this Subsection 2.07 and such noncompliance materially and adversely affects the Purchaser’s interest in the Mortgage Loan, the Purchaser shall notify the Seller of such noncompliance, and the Seller shall correct or cure the related omission or defect within forty-five (45) days of the receipt of such notice. If the Seller does not correct or cure such material and adverse omission or defect within such period, then the Seller shall repurchase such Mortgage Loan from the Purchaser within ten (10) Business Days after the expiration of such forty-five (45) day period at the Repurchase Price.

Section 2.08 Expenses.

The Seller shall pay such fees as may be prescribed in the Confirmation Letter in connection with transferring all original documents to the Initial Purchaser or the Initial Purchaser’s designee.

Section 2.09 Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Standards; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

The Seller has in place, and will maintain throughout the term of this Agreement, a procedure by which it confirms, on an ongoing basis, that no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations.

Section 2.10 Closing.

(a) The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date specified in the related Confirmation Letter. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(i) at least one (1) Business Day prior to the related Closing Date, the Seller shall have delivered to the Initial Purchaser a magnetic diskette, or transmit by modem or e-mail, a listing on a loan-level basis of the information contained in the Mortgage Loan Schedule as of the delivery date;

(ii) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date or, with respect to representations and warranties made as of a date other than the related Closing Date, as of such date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii) the Initial Purchaser shall have received, or the Initial Purchaser’s attorneys shall have received in escrow, all Closing Documents, in such forms as are agreed upon and acceptable to the Initial Purchaser, duly executed by all signatories other than the Initial Purchaser as required pursuant to the terms hereof;

(iv) the Seller shall have received, or the Seller’s attorneys shall have received in escrow, all Closing Documents, in such forms as are agreed upon and acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the terms hereof;

(v) the Seller shall have delivered and released to the Initial Purchaser (or its designee) on or prior to the related Closing Date all documents required to be delivered and released prior to such date pursuant to the terms of this Agreement; and

(vi) all other terms and conditions of this Agreement, the related Confirmation Letter and the related Assignment and Conveyance shall have been materially complied with.

Subject to the foregoing conditions and, in the event the Seller ties out the related Mortgage Loan Package one (1) Business Day prior to the related Closing Date, the Initial Purchaser shall pay to the Seller by 1:00 PM Eastern Time on the related Closing Date the Purchase Price pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

(b) Closing Documents.

On the initial Closing Date, the Seller shall deliver to the Initial Purchaser in escrow fully executed originals of:

(i) this Agreement, including all exhibits;

(ii) the Interim Servicing Agreement, including all exhibits;

(iii) the Regulation AB Compliance Addendum;

(iv) a Custodial Account Certification;

(v) an Escrow Account Certification;

(vi) an Opinion of Counsel to the Seller;

(vii) the Underwriting Standards;

(viii) an Officer’s Certificate, in the form of Exhibit G hereto, for the Seller including all attachments thereto.

The Closing Documents to be delivered by the Seller on each Closing Date shall consist of fully executed originals of the following documents:

(i) an Assignment and Conveyance in the form of Exhibit E hereto, including all exhibits;

(ii) a Confirmation Letter;

(iii) an Officer’s Certificate, in the form of Exhibit G hereto, for the Seller including all attachments thereto;

(iv) if requested by the Initial Purchaser, an Opinion of Counsel to the Seller;

(v) a security release certification or appropriate form of bailee or similar letter executed by any other person, as requested by the Initial Purchaser, if any of the Mortgage Loans have at any time been subject to a security interest, pledge or hypothecation for the benefit of such person;

(vi) any modifications, amendments or supplements to the Underwriting Standards following the initial Closing Date which have not been previously provided to the Initial Purchaser; and

(vii) the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE;
REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Initial Purchaser and to any subsequent Purchaser that as of each Closing Date or as of such date specifically provided herein:

(a) The Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(b) The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, the Interim Servicing Agreement, the related Confirmation Letter and the related Assignment and Conveyance and to conduct its business as presently conducted; the Seller has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, the Interim Servicing Agreement, the related Confirmation Letter and the related Assignment and Conveyance, and any agreements contemplated hereby, and this Agreement, the Interim Servicing Agreement, the related Confirmation Letter, the related Assignment and Conveyance and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Seller to make this Agreement, the Interim Servicing Agreement, the related Confirmation Letter, the related Assignment and Conveyance and all agreements contemplated hereby valid and binding upon the Seller in accordance with their respective terms;

(c) None of the execution and delivery of this Agreement, the Interim Servicing Agreement, the related Confirmation Letter, the related Assignment and Conveyance, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, the Interim Servicing Agreement, the related Confirmation Letter or the related Assignment and Conveyance will conflict with any of the terms, conditions or provisions of the Seller’s charter or by-laws or conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

(d) There is no litigation, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened, or any order or decree outstanding, which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, the Interim Servicing Agreement, the related Confirmation Letter or the related Assignment and Conveyance, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the Interim Servicing Agreement, the related Confirmation Letter and the related Assignment and Conveyance, except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement, the Interim Servicing Agreement, the related Confirmation Letter and the related Assignment and Conveyance are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement, the Interim Servicing Agreement, the related Confirmation Letter and the related Assignment and Conveyance are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g) Reserved;

(h) The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(i) The Seller is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws and regulations, meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to either Fannie Mae, Freddie Mac or HUD;

(j) The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement, the Interim Servicing Agreement, and the related Confirmation Letter. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors;

(k) Neither this Agreement, the Interim Servicing Agreement, nor any information, statement, tape, diskette, form, report, or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement, the Interim Servicing Agreement, the related Confirmation Letter or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(l) The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(m) The Seller has delivered to the Purchaser financial statements as to its last complete fiscal year for which financial statements are available. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement, the Interim Servicing Agreement, the related Confirmation Letter or the related Assignment and Conveyance;

(n) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

(o) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS and is current in payment of all fees and assessments imposed by MERS.

(p) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(q) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, have been delivered to the Custodian all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit A-1, except for such documents as have been delivered to the Custodian;

(r) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and/or supervising the servicing of each Mortgage Loan;

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

The Seller hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

(a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes delivered to the Purchaser, is complete, true and correct;

(b) With respect to each Mortgage Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note;

(c) Reserved;

(d)  (i) All payments due on or prior to the related Closing Date for such Mortgage Loan have been made, and the Mortgage Loan is not delinquent thirty (30) days or more in payment. (ii) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. (iii) There has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides and the Freddie Mac Guide, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides and by the Freddie Mac Guide, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. Such policy was issued by an insurer acceptable under Fannie Mae and Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and all predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loans including, without limitation, any provisions relating to Prepayment Penalties, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. The Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser, upon request, evidence of compliance with all such requirements;

(j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(k) With respect to any Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property;

(l) The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien, of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(m) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

(n) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors generally and the equitable remedy of specific performance and by general equitable principles. All parties to the Mortgage Note and the related Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the related Mortgage. The Mortgage Note and the related Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person or a trust acceptable to Fannie Mae and Freddie Mac and guaranteed by a natural person;

(o) No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller, the Mortgagor or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(p) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or related Mortgage;

(q) Except with respect to MERS Mortgage Loans, the Seller or its Affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole legal and beneficial owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(r) Each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (k)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first priority lien, of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment provisions of the Mortgage Note. Additionally, such lender’s title insurance policy affirmatively insures ingress and aggress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Confirmation Letter. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(s) Except with respect to Mortgage Loans less than thirty (30) days delinquent as of the related Closing Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor, to the Seller’s knowledge, any prior mortgagee has waived any default, breach, violation or event permitting acceleration ;

(t) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage, which are not insured against by the title insurance policy referenced in paragraph (n) above;

(u) All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (n) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(v) The Mortgage Loan generally complies with the terms, conditions and requirements of the Underwriting Standards which guidelines are generally acceptable within the secondary mortgage market. The Mortgage Notes and Mortgages are on forms generally acceptable to Fannie Mae or Freddie Mac.

(w) The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable in accordance with the Mortgage Loan Schedule. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(x) The Mortgaged Property is free of damage and waste. At origination, the Mortgage Property was and, to the best of Seller’s knowledge, currently is in good repair. There currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(y) The Mortgage and related Mortgage Note contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(z) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(aa) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae and Freddie Mac, and such appraisal was signed prior to the final approval of the mortgage loan application by a Qualified Appraiser;

(bb) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(cc) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (m) above and such collateral does not serve as security for any other obligation;

(dd) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ee) Reserved;

(ff) Reserved;

(gg) Reserved;

(hh) Reserved;

(ii) The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor was not in bankruptcy or insolvent as of the date of origination of the Mortgage Loan and is not in bankruptcy or insolvent as of the related Closing Date;

(jj) Each Mortgage Loan has an original term to maturity of not more than forty (40) years, with interest calculated and payable in arrears on the first day of each month in equal monthly installments of principal and interest. Except with respect to Interest Only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance of the Mortgage Loan fully by the stated maturity date, over an original term of not more than forty (40) years and to pay interest at the related Mortgage Interest Rate; provided, however, in the case of a Balloon Mortgage Loan, the Mortgage Loan matures at least seven (7) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an Interest-Only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over a period greater than the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule;

(kk) If a Mortgage Loan has an LTV greater than 80%, the portion of the principal balance of such Mortgage Loan in excess of the portion of the Appraisal Value of the Mortgaged Property required by Fannie Mae, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer; unless otherwise indicated on the Mortgage Loan Schedule. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

(ll) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(mm) As to each Mortgage Loan, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home, geodesic dome or any other property generally deemed unacceptable by Fannie Mae or Freddie Mac. Since the date of origination no portion of the Mortgaged Property has been used for commercial purposes;

(nn) Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with such Mortgage Loan;

(oo) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Penalty. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g. a rate or fee reduction) in exchange for accepting such Prepayment Penalty; (b) the Mortgage Loan’s originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Penalty; (c) the Prepayment Penalty was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) the duration of the Prepayment Penalty shall not exceed three (3) years from the date of the Mortgage Note; and (e) such Prepayment Penalty shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Penalty;

(pp) As of the date of origination of the Mortgage Loan the Mortgaged Property was and, to the best of Seller’s knowledge, as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(qq) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller’s eligibility requirements of the Underwriting Standards Fannie Mae and Freddie Mac;

(rr) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and (ii) to the best of Seller’s knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property;

(ss) The related Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(tt) No action has been taken or failed to be taken by the Seller on or prior to the related Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

(uu) Reserved;

(vv) Reserved;

(ww) Reserved;

(xx) Reserved;

(yy) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(zz) Reserved;

(aaa) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

(bbb) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(ccc) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

(ddd) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of any adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans, and fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans. The Seller shall maintain such statement in the Servicing File;

(eee) No Mortgage Loan had a Loan-to-Value Ratio or CLTV at the time of origination in excess of 100%;

(fff) Reserved;

(ggg) Reserved;

(hhh) Reserved;

(iii) No Mortgage Loan is a High Cost Loan or Covered Loan. No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equal or exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i). The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion;

(jjj) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with;

(kkk) The origination and servicing practices with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage origination and servicing business.

(lll) With respect to escrow deposits and payments that the Seller is entitled to collect, all such payments are in the possession of, or under the control of, the Seller, and there exist no deficiencies therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. If applicable, with respect to each Mortgage, the Seller or a prior servicer has within the last twelve (12) months (unless such Mortgage was originated within such twelve (12) month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(mmm) No Mortgage Loan is a Convertible Mortgage Loan;

(nnn) Reserved;

(ooo) Any principal advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ppp) No Mortgage Loan was made in connection with the construction (other than a “construct-to-perm” loan which has become a permanent loan and construction has been completed) or rehabilitation of a Mortgaged Property;

(qqq) All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(rrr) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

(sss) With respect to each Mortgage Loan, the Seller either (i) shall have obtained, at its own expense, a paid in full, life of loan, tax service contract issued by a company acceptable to the Purchaser, and assignable to the Purchaser or its designee, or (ii) the Seller shall reimburse the Purchaser or its designee for all costs and expenses incurred in obtaining such a contract;

(ttt) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(uuu) The Seller or Seller’s parent has adopted an Anti-Money Laundering and Terrorist-Finance Policy (the “Policy”) that requires the Seller to comply with applicable anti-money laundering laws and regulations, including without limitation on the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) and based upon the succeeding information the Seller is in material compliance with that Policy; the Seller has established an anti-money laundering compliance program as required by the Policy, has procedures in place to conduct due diligence, based upon the Seller’s risk assessment of the applicable Mortgagor, in connection with Seller’s origination of any Mortgage Loan for purposes of the Policy, including the verification of the identity of the applicable Mortgagor and, where required, the origin of the assets used by the said Mortgagor to purchase the property in question and has procedures, including record keeping procedures, in place to comply with Section 326 of the USA Patriot Act of 2001 and its implementing regulation 31 CFR 103.121 regarding the identity of the applicable Mortgagor. On or before the closing of any Mortgage Loan, the Seller conducts or causes to be conducted an OFAC screening of the Mortgagor to comply with regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury implementing certain United States laws and the executive orders issued under the authority of such laws; and thereafter Seller periodically re-screens or causes the re-screening of Mortgagors when the OFAC sanctioned parties lists are updated. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations;

(vvv) Reserved;

(www) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve (12) 30-day months;

(xxx) Reserved;

(yyy) Reserved

(zzz) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by a Mortgaged Property located in the State of Georgia. There is no Mortgage Loan which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(aaaa) Reserved;

(bbbb) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, health or credit property insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(cccc) Reserved;

(dddd) The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities to the proposed mortgage payment. Such underwriting methodology determined that at the time of origination (application/approval) the borrower had the reasonable ability to make timely payments on the Mortgage Loan;

(eeee) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation Letter are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation Letter and this Agreement, the terms of this Agreement shall control;

(ffff) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, or cause the Mortgage Loan to become delinquent or adversely affect the value of the Mortgage Loan;

(gggg) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller, subject to the Seller’s Underwriting Standards;

(hhhh) No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

(iiii) The debt-to-income ratio of the related Mortgagor was not greater than 55% at the origination of the related Mortgage Loan, subject to the Seller’s Underwriting Standards;

(jjjj) The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser except that this representation shall not apply to any particular Mortgage Loan for which Purchaser has requested the inclusion of, or exclusion from, a Mortgage Loan Package, or with respect to the Purchaser’s criteria for purchasing the Mortgage Loans;

(kkkk) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(llll) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(mmmm) The information set forth in the Mortgage Loan Schedule as to Prepayment Penalties is complete, true and correct in all material respects and each Prepayment Penalty is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law;

(nnnn) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(oooo) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(pppp) The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities. For a borrower who seeks financing through a mortgage loan originator’s higher-priced subprime lending channel, the borrower should be directed towards or offered the mortgage loan originator’s standard mortgage line if the borrower is able to qualify for one of the standard products. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(qqqq) Reserved;

(rrrr) Reserved;

(ssss) Reserved;

(tttt) No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(uuuu) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(vvvv) No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(wwww) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(xxxx) No Mortgage Loan in the transaction originated in the City of Los Angeles is subject to the City of Los Angeles, California Ordinance 175008 (the “Ordinance”) as a home loan;

(yyyy) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(zzzz) No Mortgage Loan in the transaction originated in the City of Oakland is subject to the City of Oakland, California Ordinance 12361 (the “Ordinance”) as a home loan;

(aaaaa) No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(bbbbb) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(ccccc) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(ddddd) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(eeeee) No Mortgage Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(fffff) With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

(ggggg) No Mortgage Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(hhhhh) No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);

(iiiii) The Mortgagee has not made or caused to be made any payment in the nature of an “overage” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(jjjjj) The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(kkkkk) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lllll) With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(mmmmm) No Mortgage Loan is a Negative Amortization Mortgage Loan;

(nnnnn) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to mandatory arbitration;

(ooooo) No Mortgage Loan is secured by a lien on a “condo hotel;”

(ppppp) No Mortgage Loan is secured by manufactured housing;

(qqqqq) No Mortgage Loan is secured by a leasehold interest;

(rrrrr) Each Mortgage Loan secured by property located within the Cook County, Illinois anti-predatory lending Pilot Program area (i.e., ZIP Codes 60620, 60621, 60623, 60628, 60629, 60632, 60636, 60638, 60643 and 60652) complies with the recording requirements outlined in Illinois House Bill 4050 and Senate Bill 304 effective September 1, 2006;

(sssss) To the best of Seller’s knowledge, no Mortgagor is deceased;

(ttttt) Subject to the Underwriting Standards and as otherwise stated in the related Confirmation Letter, no Mortgagor is the obligor on more than four (4) Mortgage Notes;

(uuuuu) None of the Mortgage Loans are simple interest Mortgage Loans;

(vvvvv) The originator or "supplier" of each Mortgage Loan used "reasonable methods" to determine the borrowers ability to make all required payments under the terms of residential mortgage loans as defined in the Ohio Consumer Sales Practices Act (Oh. Rev. Stat. 1345.01 et seq); and

(wwwww) No Mortgage Loan is a Second Lien Mortgage Loan.

Section 3.03 Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination, or lack of examination, of any Mortgage Loan Document; Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others. The Seller shall have a period of forty-five (45) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Seller hereby covenants and agrees that if any such breach is not corrected or cured within such forty-five (45) day period, the Seller shall, at the Purchaser’s sole option and within ten (10) days following Purchaser’s request, either repurchase such Mortgage Loan at the Repurchase Price or substitute a mortgage loan for the Defective Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within forty-five (45) days of the earlier of either discovery by or notice to the Seller of such breach, all affected Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price. Any such repurchase shall be accomplished by remitting to the Purchaser by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser, or if during the Interim Servicing Period, by depositing into the Custodial Account, the amount of the Repurchase Price.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller, or if such repurchase occurs after the related Servicing Transfer Date, the Purchaser shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

If the Seller is required to repurchase any Mortgage Loan pursuant to this Section 3.03 as a result of a breach of any of the representations and warranties set forth in Section 3.02, the Seller may, at the Purchaser’s sole option, within 120 calendar days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute a Qualified Substitute Mortgage Loan in lieu of repurchasing such defective mortgage loan.

As to any deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are set forth in Exhibit A-1 hereto, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the sum of (x) the product of (i) the amount of such shortfall and (ii) the purchase price percentage used to calculate the Purchase Price, as stated in the related Confirmation Letter and (y) accrued interest on the amount of such shortfall to the last day of the month such substitution occurs, shall be distributed by the Seller in the month of substitution pursuant to the Interim Servicing Agreement. Accordingly, on the date of such substitution, the Seller, as applicable, will deposit from its own funds into the Custodial Account an amount equal to such amount. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsection 3.02(i), (oo), (bbb), (iii), (zzz), (bbbb), (dddd), (pppp), (rrrr), (nnnnn) or (ppppp) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Initial Purchaser and any subsequent Purchaser and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties, respectively, contained in this Section 3, including, without limitation, any loss incurred by the Purchaser of any Prepayment Penalty to which the Purchaser would otherwise be entitled pursuant to this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Initial Purchaser and any subsequent Purchaser as provided in this Subsection 3.03 constitute the sole remedies of the Initial Purchaser and any subsequent Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a Defective Mortgage Loan pursuant to this Section 3.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Repurchase of Certain Mortgage Loans

(a) In the event that (i) the first Due Date for a Mortgage Loan is prior to the Cut-off Date and the initial Monthly Payment is not made by the related Mortgagor within thirty (30) calendar days of such Due Date or (ii) the first Monthly Payment on any Mortgage Loan due following the Cut-off Date is not made by the related Mortgagor within thirty (30) days of the related Due Date, then, in each such case, the Seller shall repurchase the affected Mortgage Loans, within ten (10) calendar days of the Initial Purchaser’s request, at the Repurchase Price, which shall be paid as provided for in Subsection 3.03. The Seller shall notify the Purchaser of any such default under this Subsection 3.04(a) within thirty (30) days of any such Mortgage Loan becoming thirty (30) days delinquent.

(b) In the event that any Mortgage Loan prepays-in-full within six (6) months following the related Closing Date, Seller shall remit to the Initial Purchaser an amount equal to the product of (i) the excess of (A) the percentage of par as stated in the related Confirmation as the purchase price percentage (subject to adjustment as provided therein) over (B) 100%, times (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date. Such obligation to the Initial Purchaser shall survive any sale or assignment of the Mortgage Loans by the Initial Purchaser to any third party and shall be independently enforceable by the Initial Purchaser.

(c) In the event that any Mortgage Loan is repurchased pursuant to Section 3.03 or 3.04(a), in addition to its obligations under Section 3.03 and 3.04(a), Seller shall remit to the Initial Purchaser, within ten (10) calendar days of the Initial Purchaser’s request, an amount equal to the product of (i) the excess of (A) the percentage of par as stated in the related Confirmation as the purchase price percentage (subject to adjustment as provided therein) over (B) 100%, times (ii) the outstanding principal balance of such Mortgage Loan as of the date of repurchase. Such obligation to the Initial Purchaser shall survive any sale or assignment of the Mortgage Loans by the Initial Purchaser to any third party and shall be independently enforceable by the Initial Purchaser.

ARTICLE IV
THE SELLER

Section 4.01 Indemnification; Third Party Claims.

The Seller agrees to indemnify and hold the Initial Purchaser and any subsequent Purchaser, any successor servicer and their respective present and former directors, officers, employees and agents (each, an “Indemnified Party”) harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, any legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) that such parties may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements or as a result of the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement.

Promptly after receipt by an Indemnified Party under this Section 4.01 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnified Party under this Section 4.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 4.01. The indemnifying party shall assume (with the consent of the Indemnified Party) the defense of any such claim and pay all expenses in connection therewith, including attorney’s fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Indemnified Party in respect of such claim. The indemnifying party shall follow any written instructions received from the Indemnified Party in connection with such claim. The provisions of this Section 4.01 shall survive termination of this Agreement.

Section 4.02 Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated (including by means of sale or disposal of all or substantially all of the Seller’s assets), or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller (whether or not related to loan servicing), shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be (i) an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, (ii) have a GAAP net worth of not less than $25,000,000 and (iii) be a Fannie Mae or Freddie Mac approved seller/servicer in good standing and shall satisfy any requirements of 8.01 if the Interim Servicing Agreement with respect to the qualifications of a successor to the Seller.

Section 4.03 Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with its obligations under this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not related to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purcahser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand, except when such expenses,costs and liabilities are subject to the its indemnification obligations herein or in the Interim Servicing Agreement.

Section 4.04 Reconstitution

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:

(1)  one or more Whole Loan Transfers; and/or

(2)  one or more Securitization Transactions.

With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Purchaser, the Seller agrees:

1.
to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

2.
to execute all Reconstitution Agreements, which may include, without limitation, an Assignment and Recognition Agreement in substantially the form attached hereto as Exhibit D and an Indemnification Agreement in substantially the form attached hereto as Exhibit I, provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such other documents not specifically referenced or provided for herein;

3.
with respect to any Whole Loan Transfer or Securitization Transaction, or any transfer of servicing with respect to any Mortgage Loans, the Seller shall make the representations and warranties regarding the Seller, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer, Securitization Transaction or servicing transfer;

4.
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller’s underwriting standards, the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser including, without limitation, information on the Mortgage Loans and the Seller’s underwriting standards, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions or any alleged misstatements or omissions contained in such information;

5.
to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

6.
to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Securitization Transactions, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser; and

7.
in the event that the Mortgage Loans become subject to a Securitization Transaction prior to the termination of the Interim Servicing Period, the Seller agrees to service the Mortgage Loans on a scheduled/scheduled basis including making advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and paying compensating interest with respect to prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto).

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01  [Reserved]

Section 5.02 Amendment.

This Agreement may be amended or supplemented from time to time by written agreement executed by the Purchaser and the Seller.

Section 5.03 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions, except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.04 Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

Section 5.05 Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 5.06 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i) if to the Seller:

American Mortgage Network, Inc.
10421 Wateridge Circle
San Diego, CA 92121
Attention: Capital Markets
Facsimile: 858-909-1389

With a copy to:
American Mortgage Network, Inc.
10421 Wateridge Circle
San Diego, CA 92121
Attention: Anna Martinez
Facsimile: 858-909-1389

And:
Wachovia Corporation Legal Division
301 S. College Street, NC0630
Charlotte, NC 280288
Attn: CIB (Structured Products Group)

(ii) if to the Purchaser:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Jay Kilpatrick
Facsimile: (646) 366-3583

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 5.07 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 5.08 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 5.09 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii) references herein to “Articles,” “Sections,” Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(vii) headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 5.10 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 5.11 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep the terms of this Agreement and all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such Person’s duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Ratings Agency or other Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

Section 5.12 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected as prescribed in the Confirmation Letter.

Section 5.13 Assignment by Purchaser.

The Purchaser shall have the right, upon notice to the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans; provided, however, that, in no event shall there be any more than three (3) “Purchasers” with respect to any Mortgage Loan Package. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 5.14 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 5.15 Counterparts.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

Section 5.16 Entire Agreement.

Each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement and the related Confirmation Letter set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties. In the event of any inconsistency between a Confirmation Letter and this Agreement, this Agreement shall control.

Section 5.17 No Solicitation.

From and after the related Closing Date, except as provided below, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Seller’s behalf, in any manner to solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the following promotions or solicitations undertaken by the Seller or any Affiliate of the Seller shall not be prohibited under this Section 5.17: (i) promotions or solicitations that are directed to the general public at large or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements; (ii) responding to Mortgagor requests for pay-off information and regarding other bank or financial products or services; (iii) promotions or solicitations to any Mortgagor for any other bank or financial products or services, unless such promotions or solicitations are for a prepayment of a Mortgage Loan; and (iv) statements on or inserts in a Mortgagor’s monthly billing statement referencing the Seller’s or an Affiliate’s mortgage lending capabilities.

Section 5.18 Costs.

The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement. To the extent not otherwise provided herein, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including, without limitation, fees for recording intervening assignments of mortgage and Assignments of Mortgage, the cost of obtaining tax service contracts and the legal fees and expenses of its attorneys shall be paid by the Seller. The Seller shall be responsible for causing the recordation of all Assignments of Mortgage and all intervening assignments of mortgage, as applicable.

Section 5.19 Protection of Mortgagor Personal Information.

Each of the Purchaser and the Seller agree that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (ii) shall not use Mortgagor Personal Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (iii) shall not disclose Mortgagor Personal Information to third parties except at the specific written direction of the other; provided, however, that the Purchaser and the Seller may disclose Mortgagor Personal Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law or to the extent required by a valid and effective subpoena issued by a court of competent jurisdiction or other governmental body, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Mortgagor Personal Information from unauthorized access and (v) shall immediately notify the other of any actual or suspected breach of the confidentiality of Mortgagor Personal Information.

Section 5.20 Regulation AB.

In order to facilitate compliance with Regulation AB, each of the Seller and the Purchaser hereby covenants and agrees to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Exhibit J. Any conflict of a term or section of this Agreement and the same or similar term or section in the Regulation AB Compliance Addendum shall be resolved in favor of the meaning ascribed to such term or section in the Regulation AB Compliance Addendum.

Section 5.21 Financial Statements

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser may make available to prospective purchasers the Seller’s financial statements for the most recently completed three (3) fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

Section 5.22 Third Party Beneficiary.

Each Master Servicer shall be considered a third-party beneficiary of this Agreement and the Regulation AB Compliance Addendum, entitled to all the rights and benefits hereunder as if it were a direct party to this Agreement and the Regulation AB Compliance Addendum.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION as Purchaser

By:	/s/ Jay Kilpatrick
Name: Jay Kilpatrick
Title: SVP

AMERICAN MORTGAGE NETWORK, INC., d/b/a VERTICE as Seller

By:	/s/ S. Muir Atherton
Name: S. Muir Atherton
Title: Senior Vice President

[Signature Page to Seller’s Purchase and Warranties Agreement, dated as of June 1, 2007]

EXHIBIT A-1

Contents of Mortgage File

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Seller in the Servicing File or delivered to the Purchaser or its designee pursuant to Section 2.07 of the Seller’s Purchase and Warranties Agreement.

1. The original Mortgage Note endorsed “Pay to the order of [___________________] without recourse,” and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Seller], successor by merger to the [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “[Seller] formerly known as [previous name]”. If the original note is unavailable, seller will provide an affidavit of lost note (in form acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned.

2. A true certified copy, certified by the [title insurer], of the applicable First Lien Loan.

3. Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

4. The original or certified to be a true copy or if in electronic form identified on the Mortgage Loan Schedule, the certificate number, certified by the Seller, of the related Primary Mortgage Insurance Policy, if required.

5. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Seller in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller] formerly known as [previous name]”.

A-1-1

6. The original policy of title insurance, including riders and endorsements thereto in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by Fannie Mae and insuring the Purchaser and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

7. Originals of all recorded intervening Assignments of Mortgages, or copies thereof, certified by the public recording office in which such Assignments of Mortgages have been recorded showing a complete chain of title from the originator to the Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer] of the original Assignment of Mortgage together with a certificate of the [title insurer] certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

8. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

9. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

10. The original of any guarantee executed in connection with the Mortgage Note.

Notwithstanding anything to the contrary herein, the Seller may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

A-1-2

EXHIBIT A-2

Contents of Servicing File

With respect to each Mortgage Loan, the Servicing File shall include each of the following items, which shall be available for inspection by the Purchaser:

1. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

2. Residential loan application.

3. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

4. Credit report on the mortgagor.

5. Business credit report, if applicable.

6. Residential appraisal report and attachments thereto.

7. Verification of employment and income, all in accordance with Seller’s Underwriting Standards.

8. Verification of acceptable evidence of source and amount of down payment, in accordance with the Underwriting Standards.

9. Photograph of the Mortgaged Property (may be part of appraisal).

10. Survey of the Mortgaged Property, if any.

11. Sales contract, if applicable.

12. If available, termite report, structural engineer’s report, water portability and septic certification.

13. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

14. Any ground lease, including all amendments, modifications and supplements thereto.

15. Any other document required to service the Mortgage Loans.

16. A code indicating whether the Mortgage Loan is a temporary buydown (Y or N).

A-2-1

17. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

18. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

19. Hazard insurance policy.

20. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

21. Amortization schedule, if available.

22. Payment history for Mortgage Loans that have been closed for more than 90 days.

23. Flood insurance policy, if applicable.

24. Tax Service Contract.

25.  Flood Zone Service Contract.

A-2-2

EXHIBIT D

Form of Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (this “Assignment Agreement”), dated as of [_____] 200[_], between [_____], a [_____] (the “Assignor”), [_____], a [_____] (the “Assignee”), and [___________], a [________] (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”); and (b) the Seller’s Purchase and Warranties Agreement dated as of [_____], 200[_], but only to the extent of the Mortgage Loans (the “Purchase Agreement”). For purposes of this Assignment Agreement, the term “Purchase Agreement” includes any separate Assignment and Conveyance pursuant to which Seller and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Seller’s Purchase and Warranties Agreement dated as of [_____], 200[_].

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

2. Each of the Seller and the Assignor represent and warrant to the Assignee that (a) the copy of the Purchase Agreement, attached hereto as Exhibit B, provided to the Assignee, is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement is in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Purchase Agreement contains all of the terms and conditions governing the sale of the Mortgage Loans by Seller to Assignor and the purchase of the Mortgage Loans by Assignor from Seller; provided, however, that the date of purchase and sale and the amount of payment for the Mortgage Loans may be set out in a Confirmation Letter, as defined in the Purchase Agreement, and (e) Seller sold, conveyed and transferred each Mortgage Loan to Assignor pursuant to the Purchase Agreement.

3. The Assignor warrants and represents to, and covenants with, the Assignee and the Seller that:

(a) As of the date hereof, the Assignor is not in default under the Purchase Agreement

(b) The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Mortgage Loans;

(c) The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(d) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

4. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

5. The Seller warrants and represents to, and covenants with, the Assignor and the Assignee that:

(a) The Seller is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

(b) The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

(d) As of the date hereof, the Seller is not in default under the Purchase Agreement; and

(e) No event has occurred or has failed to occur, during the period commencing on date on which Assignor acquired the Mortgage Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.01 or Section 3.02 of the Purchase Agreement untrue if such representations and warranties were made with respect to the Mortgage Loans effective as of the date hereof.

6. From and after the date hereof, the Seller shall recognize the Assignee as the owner of the Mortgage Loans, and shall look solely to the Assignee for performance from and after the date hereof of the Assignor’s obligations with respect to the Mortgage Loans. The Assignee shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Seller thereunder insofar as they relate to the Mortgage Loans, and all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Seller) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Assignee. Neither the Seller nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Seller’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Assignee.

7. Notice Addresses.

(a) The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[________________]
[________________]
[________________]
Attention: [________________]

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[________________]
[________________]
[________________]
Attention: [________________]

(c) The Seller’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[________________]
[________________]
[________________]
Attention: [________________]

8. This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

9. This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

10. No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11. This Assignment Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement by the Assignor.

12. Notwithstanding the assignment of the Purchase Agreement by either the Assignor or Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

13. For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

[______________________________] Assignor

By:

Name:

Title:

[______________________________] Assignee

By:

Name:

Title:

[______________________________] Seller

By:

Name:

Title:

EXHIBIT E

Form of Assignment and Conveyance

On this [__] day of [_____], 200[_], American Mortgage Network, Inc., as the Seller under that certain Seller’s Purchase and Warranties Agreement, dated as of June 1, 2007 (the “Agreement”) by and between Seller and HSBC Bank USA, National Association (the “Purchaser”) does hereby sell, transfer, assign, set over and convey to the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.05 of the Agreement, Seller has delivered to the Purchaser the documents for each Mortgage Loan to be purchased as set forth therein. The contents of each Servicing File required to be retained by Seller to service the Mortgage Loans during the related Interim Servicing Period pursuant to the Interim Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by Seller, for the benefit of the Purchaser as the owner thereof. Seller’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan during the related Interim Servicing Period pursuant to the Interim Servicing Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representation and warranties set forth in Subsections 3.01 and 3.02 of the Agreement are true and correct with respect to the Seller and the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and that the Mortgage Loan characteristics identified on the attached Schedule are true and correct as of the date hereof.

Seller and the Purchaser hereby each acknowledge and agree that the Servicing Transfer Date with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A shall be [_____], 200[_].

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

AMERICAN MORTGAGE NETWORK, INC.

By:

Name:

Title:

EXHIBIT A
TO ASSIGNMENT AND CONVEYANCE

MORTGAGE LOAN SCHEDULE

EXHIBIT G

Form of Seller’s Officer’s Certificate

I, [_____________], hereby certify that I am a duly elected [_____________] of American Mortgage Network, Inc., a Delaware corporation (the “Company”), and further certify, on behalf of the Company as follows:

1. Attached hereto as Attachment I is a true and correct copy of the Certificate of Incorporation and by-laws of the Company as are in full force and effect on the date hereof. No event has occurred which has affected the good standing of the Company under the laws of the United States.

2. No proceedings looking toward liquidation, dissolution or bankruptcy of the Company or a merger pursuant to which the Company would not be the surviving entity are pending or contemplated.

3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Seller’s Purchase and Warranties Agreement (the “Sale Agreement”), dated June 1, 2007, by and between the Company, as seller, and HSBC Bank USA, National Association, as purchaser (the “Purchaser”), (b) the Interim Servicing Agreement (the “Interim Servicing Agreement”), dated June 1, 2007, by and between the Company, as interim servicer, and the Purchaser, (c) the Confirmation Letter, dated [_______] between the Company and the Purchaser (the “Confirmation Letter”), and (d) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale Agreement, the Interim Servicing Agreement and the Confirmation Letter was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. [Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.][AMNET to confirm]

5. Attached hereto as Attachment III is a Certificate of Good Standing of the Company dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the Company under the laws of the State of ___________.

6. All of the representations and warranties of the Company contained in Sections 3.01 and 3.02 of the Sale Agreement were true and correct in all material respects as of the initial Closing Date.

7. The Company has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the initial Closing Date pursuant to the Sale Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement

IN WITNESS WHEREOF, I have hereunto signed my name on this ___ day of _____.

AMERICAN MORTGAGE NETWORK, INC.

By:
Name:
Title:

I, _________, a _________of [_______], hereby certify that _______________________ is a duly elected, qualified and acting ______________________ of the Seller and that the signature appearing above is such person’s genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name on this ___ day of _____.

AMERICAN MORTGAGE NETWORK, INC.

By:
Name:
Title:

EXHIBIT H

Form of Opinion of Counsel

______________________
______________________
______________________
______________________

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to American Mortgage Network, Inc. (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Seller’s Purchase and Warranties Agreement (the “Purchase Agreement”) and the interim servicing by the Company of the Mortgage Loans pursuant to that certain Interim Servicing Agreement (the “Interim Servicing Agreement”), each dated June 1, 2007, by and between HSBC Bank USA, National Association, as Purchaser (the “Purchaser”), and the Company and the related Confirmation Letter (the “Confirmation Letter”), dated [DATE], by and between the Purchaser and the Company. The Purchase Agreement, Interim Servicing Agreement and Confirmation Letter shall be collectively referred to herein as the “Agreements.” Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

[We] [I] have examined the following documents:

1. the Agreements;

2. the form of Assignment of Mortgage;

3. the form of endorsement of the Mortgage Notes;

4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion;

5. The Company’s Articles of Incorporation and By-Laws, as amended to date; and

6. Resolutions adopted by the board of directors of the Company relating to the transactions covered by this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Agreements. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of the state of incorporation.

2. The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements, and to perform and observe the terms and conditions of such Agreements.

3. The Agreements have been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with their terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement.

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

9. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

[Name]
[Assistant] General Counsel

EXHIBIT I

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of _____, 200_ (the “Settlement Date”), by and between HSBC Asset Securitization Corp., a Delaware corporation (such entity, and its successors and assigns, being referred to herein as the “Depositor”) and [COMPANY] (the “Company”).

The Depositor and the Company hereby recite and agree as follows:

RECITALS

1. HSBC Bank USA, National Association (the “Seller”) has purchased certain [adjustable]-rate, [first] lien mortgage loans (the “Mortgage Loans”) from the Company and intends to transfer all of its right, title and interest in and to the Mortgage Loans to the _______________ (the “Trust”) pursuant to the terms of a Pooling and Servicing Agreement, dated as of _____, 200_ (the “Pooling and Servicing Agreement”), by and among the Seller, the Depositor, _________ as [master] servicer and ___________, as trustee of the Trust (the “Trustee”).

2. In exchange for the Mortgage Loans, the Trust shall issue to the Seller ___________________________, Series _____, Asset-Backed Certificates (the “Certificates”) pursuant to the terms of the Pooling and Servicing Agreement.

3. In accordance with an Underwriting Agreement, dated _____, 200_ (the “Underwriting Agreement”), the Depositor will sell to HSBC Securities (USA), Inc. (the “Underwriter”) the Certificates.

4. The Certificates will be offered and sold by the Underwriter pursuant to the terms and conditions of the Underwriting Agreement, through the use of a prospectus supplement to be dated as of the date of its printing but not later than the Settlement Date (the “Prospectus Supplement”) and a related prospectus dated _____, 200_, (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Representations and Warranties.

(a) The Company hereby represents and warrants to the Depositor, as of the date of this Agreement, that:

(i) the Company has been duly organized and is validly existing and in good standing as a [corporation] under the laws of the State of __________, with full power and authority to enter into and perform its obligations under this Agreement; and

(ii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to (A) bankruptcy, insolvency, receivership, conservatorship or other similar laws affecting creditors’ rights generally, (B) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations limiting the enforceability of provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

(b) The Company represents and warrants to the Depositor that as of the Settlement Date:

(i) the information set forth in the Prospectus Supplement under [TO BE DETERMINED], (such information, the “Company Information”) does not contain an untrue statement of a material fact; and

(ii) the Company Information does not omit or fail to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Depositor hereby represents and warrants to the Company that as of the date of this Agreement:

(i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement; and

(ii) this Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (B) general principals of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations limiting the enforceability of provisions of this Agreement that purport to provide indemnification from penalties under applicable securities laws.

2. Indemnification.

(a) Company (also referred to herein as the “Indemnifying Party”) agrees to indemnify and hold harmless the Depositor and each of its directors and officers and affiliates and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the “Indemnified Party”) and any assignee thereof, against any and all actual losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement of any material fact contained in the Company Information or omission to state therein, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading (in each case, regardless of whether a final judgment has been entered by a finder of fact) or (y) any material misstatement or omission contained in the Prospectus Supplement regarding information or statistics therein regarding the Mortgage Loans based on information correctly derived by the Depositor or its affiliates and included in the Prospectus Supplement which results or arises from information actually provided in writing to the Depositor or its affiliates by Company; and will promptly upon request reimburse any such reasonable legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Company may otherwise have.

(b) Promptly after receipt by the Indemnified Party under this Section 2 of notice of the commencement of any action described therein, the Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 2, notify the Indemnifying Party of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Agreement, except to the extent that such failure or delay in notification materially prejudices the Indemnifying Party’s defense of such action or proceeding, and shall in no event relieve the Indemnifying Party from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Agreement or with respect to any other action or proceeding. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party under this Section 2, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation.

(c) The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Indemnifying Party; (ii) the Indemnifying Party shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for the Indemnified Party to employ separate counsel (iii) a conflict exists between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for the Indemnified Party, which firm shall be designated in writing by the Depositor or any of the Depositor’s directors, officers or controlling persons.

(d) The Indemnified Party, as a condition of the indemnity agreements contained herein, shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such action or claim. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability (to the extent set forth herein as applicable) by reason of such settlement or judgment.

3. Successors and Assigns, Additional Information. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

4. Representations and Indemnities to Survive. The respective agreements, representations, warranties, covenants, indemnities and other statements of the Depositor and the Company and their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Depositor or the Company and will survive delivery of and payment for the Certificates. The provisions of Section 4 hereof shall survive the termination or cancellation of this Agreement.

5. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Depositor, be addressed to it at 452 Fifth Avenue, New York, New York 10018, Attention: President, with a copy to General Counsel; or, if sent to the Company, be addressed to it at, [ADDRESS], Attn: [_________].

6. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

IN WITNESS WHEREOF, the Depositor and the Company have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HSBC ASSET SECURITIZATION CORP.

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

EXHIBIT J

REGULATION AB COMPLIANCE ADDENDUM
TO SELLER’S PURCHASE AND WARRANTIES AGREEMENT AND INTERIM
SERVICING AGREEMENT

This Regulation AB Compliance Addendum (this “Reg AB Addendum”), dated as of June 1, 2007 by and between HSBC Bank USA, National Association (the “Purchaser”) and American Mortgage Network, Inc. (the “Company”), to those certain Seller’s Purchase and Warranties Agreement (the “Purchase Contract”) and the Interim Servicing Agreement dated as of June 1, by and between the Company and the Purchaser (the “Interim Servicing Agreement”, as amended, modified or supplemented, together with the Purchase Contract, the “Agreements”).

WITNESSETH

WHEREAS, the Company and the Purchaser have agreed to adopt an addendum to the Agreements to reflect the intention of the parties to comply with Regulation AB.

NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreements. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Commission or SEC: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2.07(a).

Depositor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2.03(c).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB for which the Company is responsible in its capacity as Servicer as identified on a certification substantially in the form of Exhibit 2 hereto, provided that such certification may be amended from time to time to reflect changes in Regulation AB.

Sponsor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as sponsor for such Securitization Transaction.

Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Reg AB Addendum or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II
COMPLIANCE WITH REGULATION AB

Section 2.01 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article II of this Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules, and regulations of the Commission thereunder.

The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff; consensus among participants in the asset-backed securities markets: advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer, or any Depositor to permit the Purchaser, or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser, any Master Servicer or any Depositor to be necessary in order to effect such compliance. In the event of any conflict between Section 12A and any other term or provision in this Agreement, the provisions of Section 12A shall control.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

Section 2.02 Additional Representations and Warranties of the Company.

(a)
The Company hereby represents to the Purchaser, any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company any Third-Party Originator; and there are no affiliations, relationships or transactions relating to the Company, any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)
If so requested by the Purchaser, or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2.03, the Company shall, within five (5) Business Days following such request, conform in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03 Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (i) within ten (10) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (g) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)
If so requested by the Purchaser or any Depositor the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans and the aggregate outstanding principal balance of Mortgage Loans being included in the Securitization Transaction exceed 20% of the aggregated principal (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator compliance with Regulation AB. Such information shall include at a minimum:

(1) the originator's form of organization;

(2) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loam, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(3) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party-Originator and each Subservicer; and

(4) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser, any Master Servicer or any Depositor in writing in advance of such Securitization Transaction: Transaction:

(1) the sponsor;

(2) the depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(b)
For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause Third-Party Originator to (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Third-Party Originator and any of the parties specified in clause (C) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and any Event of Default under the terms of this Agreement; (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (ii) provide to the Purchaser, any Master Servicer and any Depositor a description of such proceedings, affiliations or relationships.

Section 2.04 Indemnification: Remedies.

(a) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided in written or electronic form under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of Third-Party Originator (collectively, the "Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under this Reg AB Addendum , including particularly any failure by the Company or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II;

(iii) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)  the gross negligence, bad faith, or willful misconduct of the Seller in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other. In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b) Any failure by the Company, or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement, provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

SECTION 2.05 THIRD-PARTY BENEFICIARY.

Each Master Servicer shall be considered a third-party beneficiary of this Reg AB Addendum, entitled to all the rights and benefits hereunder as if it were a direct party to this Reg AB Addendum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Purchaser

By:

Name:

Title:

AMERICAN MORTGAGE NETWORK, INC., d/b/a VERTICE, as Company

By:

Name:

Title: